John V. Murphy                                  OppenheimerFunds Logo
--------------                                  ---------------------
President &                                     498 Seventh Avenue, 10th Floor
Chief Executive Officer                               New York, NY 10018
July 14, 2003                                         1.800.708.7780
                                                 www.oppenheimerfunds.com

Dear Oppenheimer Select Managers Gartmore Millennium Growth Fund II
Shareholder,

One of the things we are proud of at OppenheimerFunds,  Inc. is our commitment to our Fund  shareholders.  I am  writing to you today to let you know about a positive  change  that has  been  proposed  for  Oppenheimer  Select  Managers
Gartmore Millennium Growth Fund II.

After  careful  consideration,  the Board of Trustees has  determined  that it would be in the best interest of shareholders  of Oppenheimer  Select Managers
Gartmore  Millennium  Growth Fund II ("GMG Fund") to  reorganize  into another
Oppenheimer  fund,  Oppenheimer  MidCap Fund  ("MidCap  Fund").  A shareholder meeting has been scheduled in August,  and all GMG Fund shareholders of record as of June 18, 2003 are being  asked to vote either in person or by proxy,  on the proposed  reorganization.  You will find a notice of the meeting, a ballot card, a proxy statement  detailing the proposal,  a MidCap Fund prospectus and a postage-paid return envelope enclosed for your use.

Why does the Board of Trustees recommend this change?
-----------------------------------------------------

      GMG Fund and MidCap Fund have similar  investment  objectives.  GMG Fund
seeks   long-term   capital   appreciation   and  MidCap  Fund  seeks  capital
appreciation.  In seeking  their  investment  objectives,  GMG Fund and MidCap
Fund  utilize a similar  investing  strategy.  GMG Fund  invests  primarily in securities of growth  companies that are creating  fundamental  changes in the economy and MidCap Fund looks for,  among other  characteristics,  established growth  companies  that are  well-positioned  to take  advantage of product or technology advances in their industry or related growth sector.

Among other factors,  the GMG Fund Board  considered that the expense ratio of
MidCap Fund has been lower than the expense  ratio of GMG fund.  Although past performance  is not  predictive of future  results,  shareholders  of GMG Fund would  have an  opportunity  to  become  shareholders  of a fund with a better long-term performance history.

How do you vote?
----------------

No matter  how large or small  your  investment,  your vote is  important,  so please review the proxy statement  carefully.  To cast your vote, simply mark, sign and date the  enclosed  proxy  ballot and  return it in the  postage-paid envelope today.  Remember,  it can be costly for the Fund--and  ultimately for you as a  shareholder--to  remail ballots if not enough responses are received to conduct the meeting.

If you have any  questions  about the  proposal,  please  feel free to contact
your  financial  advisor  or  call  us  at   1.800.708.7780.   As  always,  we
appreciate  your  confidence in  OppenheimerFunds  and look forward to serving you for many years to come.

                                          Sincerely,

                                        /s/John V. Murphy
                                        --------------------------------
                                          John V. Murphy

Enclosures

                                  Proxy Card

        Oppenheimer Select Managers Gartmore Millennium Growth Fund II

Proxy For a Special Shareholders Meeting of shareholders To Be Held on AUGUST
                                   29, 2003

The undersigned,  revoking prior proxies, hereby appoints Brian Wixted, Philip
Vottiero,   Kate   Ives  and   Philip   Masterson,   and  each  of  them,   as
attorneys-in-fact  and  proxies  of  the  undersigned,   with  full  power  of
substitution,  to vote  shares  held in the  name  of the  undersigned  on the record date at the  Special  Meeting of  Shareholders  of  Oppenheimer  Select
Managers  Gartmore  Millennium  Growth Fund II (the "Fund") to be held at 6803
South Tucson Way,  Centennial,  Colorado,  80112,  on August 29, 2003, at 1:00
p.m.  Mountain  time,  or at  any  adjournment  thereof,  upon  the  proposals described in the Notice of Meeting and  accompanying  Proxy  Statement,  which have been received by the undersigned.

This proxy is solicited  on behalf of the Fund's  Board of  Trustees,  and the proposal  (set forth on the reverse side of this proxy card) has been proposed by the Board of Trustees.  When properly executed, this proxy will be voted as indicated on the reverse  side or "FOR" a proposal if no choice is  indicated.
The proxy will be voted in  accordance  with the proxy  holders' best judgment as to any other matters that may arise at the Meeting.

                              VOTE VIA THE TELEPHONE:  1-800-597-7836
                              CONTROL NUMBER:  999  9999  9999  999

                              Note:  Please  sign this  proxy  exactly as your
                              name or names  appear  hereon.  Each joint owner
                              should  sign.  Trustees  and  other  fiduciaries
                              should  indicate  the  capacity  in  which  they
                              sign.  If a  corporation,  partnership  or other
                              entity,  this signature should be that of a duly
                              authorized  individual  who should  state his or
                              her title.

                              Signature

                              Signature of joint owner, if any

                              Date

PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE

The Proposal:

To approve an Agreement and Plan of Reorganization  between Oppenheimer MidCap
Fund ("MidCap  Fund"),  and Oppenheimer  Select Managers  Gartmore  Millennium
Growth  Fund II  ("GMG  Fund")  and  the  transactions  contemplated  thereby, including:  (a) the  transfer of  substantially  all the assets of GMG Fund to
MidCap  Fund in  exchange  for Class A,  Class B, Class C, Class N and Class Y
shares of MidCap Fund, (b) the  distribution  of such shares of MidCap Fund to the corresponding  Class A, Class B, Class C, Class N and Class Y shareholders of GMG Fund in complete  liquidation of GMG Fund, and (c) the  cancellation of the outstanding shares of GMG Fund.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example: [ ]

FOR [___]               AGAINST [___]           ABSTAIN [___]

                        Telephone Voting Instructions

                                1.800.597.7836

Vote your OppenheimerFunds proxy over the phone
Voting your proxy is important.  And now
OppenheimerFunds has made it easy.  Vote at your
convenience, 24 hours a day, and save postage
costs, ultimately reducing fund expenses.  Read
your Proxy Card carefully.  To exercise your
proxy, just follow these simple steps:

1.    Call the toll free number: 1.800.597.7836.

2.    Enter the 14-digit Control Number, located on your Proxy Card.

3.    Follow the voice instructions.

If vote by phone, please do not mail your Proxy Card.